UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 30, 2011

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 30, 2011, Carrizo Oil & Gas, Inc. (the “Company”) concluded that its interim consolidated financial statements as of September 30, 2010 and for the three-month and nine-month periods then ended, appearing in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, would be restated and should no longer be relied upon.  The Company’s management believes the restatement does not have a material impact on the Company’s liquidity or capital resources.

During the third quarter of 2010, the Company received cash distributions of $20.8 million on its B Unit investment in ACP II Marcellus, LLC (“ACP II”), one of the Company’s joint venture partners in the Marcellus Shale and an affiliate of Avista Capital Partners, LP, a private equity fund (together with its affiliates, “Avista”).  ACP II’s cash distributions to Avista, following the sale of its interests in oil and gas properties, exceeded certain internal rates-of-return and return-on-investment thresholds with respect to Avista’s investment in ACP II, which entitled the Company as holder of the B Units to certain percentages of those distributions to Avista.  The Company followed the cost method of accounting for the B Units and recognized cash distributions received with respect to the B Units as Distribution Income-Related Party in the interim consolidated statements of operations included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010.  However, the Company subsequently concluded that under the full cost method of accounting, the cash distributions should be considered proceeds from the sale of oil and gas properties, and accordingly, should be recognized as a reduction of capitalized oil and gas property costs.

The effect of restating the Company’s interim consolidated financial statements for the three-month and nine-month periods ended September 30, 2010, resulted in a decrease in net income and total shareholders’ equity of $11.5 million from the previously reported amounts for the three months and nine months ended September 30, 2010, which represents a decrease in diluted income per common share of $0.32 and $0.34 from the previously reported amounts for the three months and nine months ended September 30, 2010, respectively, with a corresponding decrease in proved oil and gas properties of $20.5 million and an increase in income tax assets and liabilities of $9.0 million from the previously reported amounts as of September 30, 2010.  The restatement also resulted in a decrease in cash flows from operating activities and a corresponding increase in cash flows from investing activities of $20.8 million from the previously reported amounts for the nine months ended September 30, 2010.

The restatement does not affect the cash balances held or reported by the Company nor does it affect net income or loss for any of the Company’s previously issued interim or annual consolidated financial statements for periods prior to September 30, 2010.  EBITDA, as defined in both the Company’s prior credit facility (the “Prior Credit Facility”) and current revolving credit facility (the “Current Credit Facility”), specifically includes these cash distributions received on the Company’s B Units investment in ACP II,  regardless of how the cash distributions are ultimately presented in the Company’s financial results. Accordingly, the restatement had no impact, and will have no impact, on the Company’s compliance with the financial covenants under the Prior Credit Facility or the Current Credit Facility, and will have no impact on the Company’s ability to draw on its Current Credit Facility’s available borrowing base.

The correction of the interim consolidated financial statements as of September 30, 2010 and for the three-month and nine-month periods then ended will be reflected in the selected quarterly financial data and restatement of previously issued interim financial statements (unaudited) note to the annual consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which the Company intends to file shortly after filing this report.

The conclusion to restate was approved by the audit committee of the Company’s board of directors upon the recommendation of the Company’s management.  The Company’s audit committee and management have discussed the matters described herein with the Company’s independent registered public accounting firm.

Statements in this report, including but not limited to those relating to the Company’s or management’s intentions, beliefs, expectations, projections, assessment of risks, estimations, plans or predictions for the future, including the impact of the restatement, timing and contents of filings with the Securities and Exchange Commission (the “SEC”) and other statements that are not historical facts are forward-looking statements that are based on current expectations.  Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include delays and uncertainties that may be encountered in connection with the restatement, audits and reviews by the Company and its auditors, and other risks described in the Company’s Form 10-K and its other filings with the SEC.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.  Investors should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement and the Company undertakes no duty to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer

Date:  March 31, 2011